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                                                                    Exhibit 23.4


                                  CONSENT OF
                    WILLAMETTE MANAGEMENT ASSOCIATES, INC.

     We hereby consent to the inclusion of our valuation reports to SQL Financials International, Inc. ("SQL") and to the reference to our name in SQL's Registration Statement on Form S-1. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.`




                                       By:   /s/ Curtis R. Kimball
                                       ----------------------------------------
                                       Curtis R. Kimball
                                       Principal
                                       Williamette Management Associates, Inc.




Atlanta, Georgia
April 3, 1998